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                                                                                                           EXHIBIT 11
                                            BERGEN BRUNSWIG CORPORATION
                                            ---------------------------

                                     COMPUTATION OF PRIMARY EARNINGS PER SHARE
                                       FOR THE YEAR ENDED SEPTEMBER 30, 1994
                                        AND FOUR YEARS ENDED AUGUST 31, 1993
                               (in thousands except for share and per share amounts)
=======================================================================================================================
                                                                                         August 31,
                                                      September 30, ---------------------------------------------------
YEARS ENDED:                                              1994          1993         1992         1991         1990
=======================================================================================================================
DATA AS TO EARNINGS
   Earnings from continuing operations                    $56,120      $28,607      $53,012      $58,061      $55,212
   Discontinued operations, net of taxes
      on income:
      Earnings from operations                                  -            -        3,876        6,076        7,354
      Gain on disposition                                       -            -        3,976            -            -
                                                       --------------------------------------------------------------
   Earnings before extraordinary gain (loss)               56,120       28,607       60,864       64,137       62,566
   Extraordinary gain (loss) from early
      extinguishment of debt, net of taxes
      on income (income tax benefit)                            -       (2,570)           -            -        3,497
                                                       --------------------------------------------------------------
      Net earnings applicable to common
          and common equivalent shares                    $56,120      $26,037      $60,864      $64,137      $66,063
                                                       ==============================================================

DATA AS TO NUMBER OF COMMON AND
   COMMON EQUIVALENT SHARES:
   Weighted average number of shares
      outstanding:
      Class A Common Stock                             36,377,081   35,244,274   36,474,857   41,434,795   41,660,230
      Class B Common Stock                                 40,675      100,492      100,492      109,992      110,825
   Shares of Class A Common Stock to be issued
      from assumed conversion of remainder
      of Class B Common Stock                             346,900      857,046      857,046      925,362      945,166
   Common equivalent shares assuming issuance
      of shares represented by outstanding
      employees' stock options:
      Additional shares assumed to be issued              482,620      438,934      727,967      975,549    1,133,664
      Reduction of such additional shares
         assuming proceeds invested in
         treasury stock (at average market
         prices during each year)                        (405,586)    (327,310)    (515,513)    (788,339)    (873,616)
                                                       --------------------------------------------------------------
   Average number of common and common
      equivalent shares outstanding                    36,841,690   36,313,436   37,644,849   42,657,359   42,976,269
                                                       ==============================================================

EARNINGS PER COMMON AND COMMON
   EQUIVALENT SHARE OUTSTANDING:
   Continuing operations                                  $  1.52      $  0.79      $  1.41      $  1.36      $  1.29
   Discontinued operations:
      Earnings from operations                                  -            -          .10          .14          .17
      Gain on disposition                                       -            -          .11            -            -
                                                       --------------------------------------------------------------
   Earnings before extraordinary gain (loss)                 1.52          .79         1.62         1.50         1.46
   Extraordinary gain (loss)                                    -         (.07)           -            -          .08
                                                       --------------------------------------------------------------
      Net earnings                                        $  1.52      $  0.72      $  1.62      $  1.50      $  1.54
                                                       ==============================================================
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                                                                                                                 EXHIBIT 11.1
                                                   BERGEN BRUNSWIG CORPORATION
                                                   ---------------------------

                                  COMPUTATION OF EARNINGS PER SHARE ASSUMING FULL DILUTION
                                             FOR THE YEAR ENDED SEPTEMBER 30, 1994
                                            AND FOUR YEARS ENDED AUGUST 31, 1993
                                    (in thousands except for share and per share amounts)
=================================================================================================================================
                                                                                                   August 31,
                                                                September 30, ---------------------------------------------------
YEARS ENDED:                                                        1994          1993         1992         1991         1990
=================================================================================================================================
NET EARNINGS APPLICABLE TO COMMON AND
   COMMON EQUIVALENT SHARES (see Exhibit 11)                        $56,120      $26,037      $60,864      $64,137      $66,063
   Interest on Convertible Zero Coupon-Subordinated
      Notes (6 3/4% yield to maturity), net of tax effect                 -        3,812        8,735        8,324        6,135
                                                                 --------------------------------------------------------------
   Net earnings applicable to common and common
      equivalent shares assuming full dilution                      $56,120      $29,849      $69,599      $72,461      $72,198
                                                                 ==============================================================

DATA AS TO NUMBER OF COMMON AND COMMON
   EQUIVALENT SHARES ASSUMING FULL DILUTION:
   Average number of common and common equivalent
      shares outstanding (see Exhibit 11)                        36,841,690   36,313,436   37,644,849   42,657,359   42,976,269
   Additional shares of Class A Common Stock resulting
      from assumed conversion of Convertible Zero
      Coupon-Subordinated Notes (6 3/4% yield to maturity)                -    3,468,770    7,767,491    7,767,491    6,149,264
   Excess of incremental shares assumed to be issued under
      stock options (using market prices at the end of each
      year) over shares used in computing primary earnings
      per share (using average market prices during each year)        6,890          608        4,520        9,206        4,932
                                                                 --------------------------------------------------------------
   Average number of common and common equivalent
      shares outstanding assuming full dilution                  36,848,580   39,782,814   45,416,860   50,434,056   49,130,465
                                                                 ==============================================================

EARNINGS PER COMMON AND COMMON EQUIVALENT
   SHARE OUTSTANDING ASSUMING FULL DILUTION:
   Continuing operations                                                         $  0.81
   Discontinued operations:
      Earnings from operations                                                         -
      Gain on disposition                                                              -
                                                                              ----------
   Earnings before extraordinary gain (loss)                                         .81
   Extraordinary gain (loss)                                                        (.06)
                                                                              ----------
      Net earnings as computed                                                   $  0.75 (2)
                                                                              ==========

EARNINGS PER COMMON AND COMMON EQUIVALENT
   SHARE OUTSTANDING ASSUMING FULL DILUTION:
   Continuing operations                                            $  1.52      $  0.79      $  1.36      $  1.32      $  1.25
   Discontinued operations:
      Earnings from operations                                            -            -          .08          .12          .15
      Gain on disposition                                                 -            -          .09            -            -
                                                                 --------------------------------------------------------------
   Earnings before extraordinary gain (loss)                           1.52          .79         1.53         1.44         1.40
   Extraordinary gain (loss)                                              -         (.07)           -            -          .07
                                                                 --------------------------------------------------------------
      Net earnings for Statements of
         Consolidated Earnings (1)                                  $  1.52      $  0.72      $  1.53      $  1.44      $  1.47
                                                                 ==============================================================

(1)  For the years ended August 31, 1992, 1991 and 1990, the Company assumed conversion of the Convertible Zero
     Coupon-Subordinated Notes (6 3/4% yield to maturity) (which are note "common stock equivalents") because the effect of such assumed conversion is dilutive in computing earnings per share assuming full dilution.  In 1993, the computation of earnings per share assuming full dilution does not assume conversion of the Convertible Zero Coupon-Subordinated Notes because the effect would be anti-dilutive.

(2)  This computation is submitted in accordance with Regulation S-K, Item 601(b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an anti-dilutive result.
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